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                                                                  EXHIBIT 10.48

DMG COMPENSATION SCHEDULE

- --------------------------------------------------------------------------------

ITEMS -

- -       Normal expense reimbursement

- -       $50K (evergreen) deposit against which time will be charged at:

        -       Richard G. Couch                       $300/hr

        -       Stan Springel                          $300/hr (RGC backup)

- -       Consultants or principal levels individuals, if needed

        -       Ted Charter                            $150/hr

- -       DMG associates (if needed)

        -       Georgeanna Ubois                       $100/hr

        -       Michael Cronin                         $75/hr

        -       Matthew Couch                          $50/hr